EXHIBIT 10.4


                               TERM LOAN AGREEMENT

                            Dated as of June 10, 1996


     HIRSCH INTERNATIONAL CORP., a Delaware corporation having its principal place of business at 200 Wireless Boulevard, Hauppauge, New York 11788 (the "Borrower"), HAPL LEASING CO., INC., a New York corporation having its principal place of business at 200 Wireless Boulevard, Hauppauge, New York 11788 ("HAPL"), SEWING MACHINE EXCHANGE, INC., an Illinois corporation having its principal place of business at 1847 South Michigan Avenue, Chicago, Illinois 60616 ("SMX"), PULSE MICROSYSTEMS LTD., an Ontario, Canada corporation having its principal place of business at 200 Wireless Boulevard, Hauppauge, New York 11788 ("Pulse", HAPL, SMX and Pulse being individually, a "Guarantor" and collectively, the "Guarantors"), THE BANK OF NEW YORK, a New York banking organization, having an office at 1100 Old Country Road, Plainview, New York 11803 ("BNY" or a "Bank") and THE BANK OF NEW YORK, as agent (the "Agent") hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Adjusted LIBOR Rate" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded, if not already a whole multiple of 1/100 of one (.01%) percent to the nearest 1/100 of one (.01%) percent) determined by the Agent to be equal to the quotient of (a) the LIBOR Rate divided by (b) a percentage equal to 100% minus the Eurocurrency Reserve Requirement as determined by the Agent on the date the Adjusted LIBOR Rate is determined.

     "Agent" means The Bank of New York, or any bank which succeeds to the position of Agent, as provided in this Agreement.

     "Affiliate" means, as to any Person (i) a Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person; (ii) a Person

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which directly or indirectly  beneficially  owns or holds ten (10%) percent or more of any class of voting stock of, or ten (10%) percent or more of the equity interest in, such Person; or (iii) a Person ten (10%) percent or more of the voting stock of which, or ten (10%) or more of the equity interest of which, is directly or indirectly beneficially owned or held by such Person. The term control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" means this Term Loan Agreement, as amended, supplemented or modified from time to time.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate in effect on such day (computed on the basis of the actual number of days elapsed over a year of 365 days) or (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% (computed on the basis of the actual number of days elapsed over a year of 360 days). For purposes of this Agreement any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The Agent shall use its best efforts to notify the Borrower of any change in the Alternate Base Rate, but any failure of the Agent to so notify the Borrower shall not void or otherwise delay the effectiveness of the change in the Alternate Base Rate. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (ii) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist.

     "Alternate Base Rate Loan" means a Loan bearing interest at the Alternate Base Rate.

     "Banks" means BNY and one or more other Banks which becomes one of the lending Banks under this Agreement. In the event that BNY is the only lending Bank hereunder, the phrase "Banks" shall mean BNY.

     "BNY Term Loan Note" means a promissory note of the Borrower payable to the order of BNY, in substantially the form of Exhibit A annexed hereto, evidencing the indebtedness of the Borrower to BNY resulting from the Term Loan made by BNY to the Borrower pursuant to the Agreement.

     "Board of Governors" means the Board of Governors of the Federal Reserve System of the United States of America.

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     "Business  Day" means a day of the year on which banks are not  required or authorized to close in New York City, provided that, if the relevant day relates to a Eurodollar Loan, an Interest Period, or notice with respect to a Eurodollar Loan, the term "Business Day" shall mean a day on which dealings in dollar deposits are also carried on in the London interbank market and banks are open for business in London.

     "Capital Lease" means a lease which has been or should be, in accordance with GAAP, capitalized on the books of the lessee.

     "Consolidated Affiliates" means, as to any Person, those Affiliates of such Person which are consolidated with such Person in the financial statements delivered pursuant to Section 5.01(b).

     "Consolidated Capital Expenditures" means, as to any Person, the aggregate amount of any expenditures (including purchase money Liens) by such Person and its Consolidated Affiliates for assets (including fixed assets acquired under Capital Leases) which it is contemplated will be used or usable in fiscal years subsequent to the year of acquisition, all computed and consolidated in accordance with GAAP.

     "Consolidated Current Liabilities" means, as to any Person, the aggregate amount of all liabilities of such Person and its Consolidated Affiliates (including tax and other proper accruals) which would be properly classified as current liabilities, all computed and consolidated in accordance with GAAP.

     "Consolidated  Tangible Net Worth" means,  as to any Person,  the excess of
(i) such Person's Consolidated Total Assets, less all intangible assets properly classified as such in accordance with GAAP, including, but without limitation, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits and goodwill, over (ii) such Person's Consolidated Total Liabilities.

     "Consolidated Total Assets" means, as to any Person, the aggregate net book value of the assets of such Person and its Consolidated Affiliates after all appropriate adjustments in accordance with GAAP (including without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization and excluding the amount of any write-up or revaluation of any asset).

     "Consolidated Total Liabilities" means, as to any Person, all of the liabilities of such Person and its Consolidated Affiliates, including all items which, in accordance with GAAP, would be included on the liability side of the balance sheet (other than capital stock, capital surplus and retained earnings) computed and consolidated in accordance with GAAP.


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"Debt" means, as to any Person,  (i) all  indebtedness or liability of such person for borrowed money; (ii) indebtedness of such Person for the deferred purchase price of property or services (including trade obligations); (iii) obligations of such Person as a lessee under Capital Leases; (iv) current liabilities of such Person in respect of unfunded vested benefits under any Plan; (v) obligations of such Person under letters of credit issued for the account of such Person; (vi) obligations of such Person arising under acceptance facilities; (vii) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; (viii) obligations secured by any Lien on property owned by such Person whether or not the obligations have been assumed; and (ix) all other liabilities recorded as such, or which should be recorded as such, on such Person's financial statements in accordance with GAAP.

     "Default" means any of the events specified in Section 6.01 of this Agreement, whether or not any requirement for notice or lapse of time or any other condition has been satisfied.

     "Dollars" and the sign "$" mean lawful money of the United States of America.

     "EBITDA" shall mean, with respect to the Borrower and its Subsidiaries for any period, the sum of (i) net income, (ii) interest expense, (iii) depreciation expense, (iv) amortization of intangible assets and (v) federal, state and local income taxes paid, in each case of the Borrower and its Subsidiaries on a consolidated basis for such period, computed in accordance with GAAP.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and the published interpretations thereof as in effect from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with any other Person would be treated, with such Person, as a single employer under Section 4001 of ERISA.

     "Eurocurrency Reserve Requirement" means, with respect to the Adjusted LIBOR Rate for an Interest Period, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained at the beginning of such Interest Period under any regulation (including, but without limitation, Regulation D) promulgated by the Board of Governors (or any successor thereto or other governmental authority having jurisdiction over the Agent by the Agent against "Eurocurrency liabilities" (as such term is used in Regulation D), but without benefit or credit for proration, exemptions or offsets that might otherwise be

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available  to the  Agent  from time to time  under  Regulation  D.  Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by the Agent against (1) any category of liabilities that includes deposits by reference to which the Adjusted LIBOR Rate is to be determined; or (2) any category of extension of credit or other assets that include loans bearing an Adjusted LIBOR Rate.

     "Eurodollar Loan" means a Loan bearing interest at a rate based on the Adjusted LIBOR Rate in accordance with the provisions of Article II hereof.

     "Event of Default" means any of the events specified in Section 6.01 of this Agreement, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

     "Federal Funds Effective Rate" means, for any day, the Federal Funds Effective Rate as determined by the Agent.

     "Fixed Charge Coverage Ratio" means the ratio of (1) EBITDA minus Consolidated Capital Expenditures minus treasury stock of the Borrower acquired during the period tested to (2) the current portion of long term Debt (including Capital Leases) plus interest expense.

     "Funded  Debt" means,  as to any Person,  such Debt of such Person which is
(i) indebtedness or liability for borrowed money; (ii) indebtedness for the deferred purchase price of property (excluding trade obligations); (iii) obligations as a lessee under Capital Leases; (iv) obligations under deferred payment letters of credit and trade acceptances payable.

     "Funded Debt to EBITDA Ratio" means the ratio of the Borrower's Funded Debt to EBITDA, calculated on a rolling four (4) quarter basis.

     "GAAP" means Generally Accepted Accounting Principles.

     "Generally Accepted Accounting Principles" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, operations and cash flows of a Person, except that any accounting principle or practice required to be changed by the FASB (or other appropriate board or committee of the FASB) in order to continue as a generally accepted accounting principle or practice may be so changed. Any dispute or disagreement between the Borrower and the Agent relating to the determination of

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Generally Accepted Accounting  Principles shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto, delivered to the Agent, of the independent accountants selected by the Borrower and approved by the Agent for the purpose of auditing the periodic financial statements of the Borrower.

     "Guarantor" or Guarantors" means one or more of HAPL, SMX or Pulse, and any other Person required to guarantee the obligations of the Borrower in accordance with Section 5.01(k) of this Agreement.

     "Guaranty" or "Guaranties" means the guaranty or guaranties executed and delivered by the Guarantors pursuant to Section 3.01(h) of this Agreement.

     "Hazardous Materials" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601 et. seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule or regulation.

     "Interest Determination Date" means the date on which an Alternate Base Rate Loan is converted to a Eurodollar Loan and, in the case of a Eurodollar Loan, the last day of the applicable Interest Period.

     "Interest Payment Date" means (i) as to each Eurodollar Loan, the last Business Day of each calendar quarter during the applicable Interest Period and the last day of the applicable Interest Period and (ii) as to each Alternate Base Rate Loan, the last Business Day of each month.

     "Interest Period" means as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect (or, if there is no numerically corresponding day, on the last Business Day of such month); provided, however, (i) that no Interest Period shall end later than the Maturity Date, (ii) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (iii) no Interest Period in respect of a representing a portion of the principal required to be paid in accordance with
Section 2.04 may be selected unless the outstanding Alternate Base Rate Loans and Eurodollar Loans for which the

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relevant  Interest  Periods end on or prior to the date of such payment are in an aggregate amount which will be sufficient to make such payment, (iv) interest shall accrue from and including the first day of such Interest Period to but excluding the date of payment of such interest pursuant to Section 2.04, and (v) no Interest Period of particular duration with respect to a Eurodollar Loan may be selected by the Borrower if the Agent determines, in its sole, good faith discretion, that Eurodollar Loans with such maturities are not generally available.

     "Investment" means any stock, evidence of Debt or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor, including without limitation the guaranty of loans made to others (except for current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms in the ordinary course of business) and any purchase of
(i) any security of another Person or (ii) any business or undertaking of any Person or any commitment or option to make any such purchase, or any other investment.

     "LIBOR Applicable Margin" shall have the meaning set forth in Section 2.05(b) hereof.

     "LIBOR Rate" means the rate per annum (rounded upwards, if necessary to the nearest one-tenth (1/10th) of one (1%) percent quoted approximately 11:00 a.m. London time by the Agent two (2) Business Days prior to the requested Interest Period, for the offering by the Agent to prime commercial banks in the London interbank market of dollar deposits in immediately available funds for a period, and in an amount, comparable to such Interest Period and principal amount of such Eurodollar Loan, respectively.

     "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.

     "Loan" or Loans" means one or both of the Term Loans, and may refer to Alternate Base Rate Loans and/or Eurodollar Loans, as the context requires.

     "Loan Documents" means this Agreement, the Notes, the Guaranties and any other document executed or delivered pursuant to this Agreement.


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     "Material  Adverse Change" means, as to any Person,  (i) a material adverse change in the financial condition, business, operations, properties or results of operations of such Person or (ii) any event or occurrence which could have a material adverse effect on the ability of such Person to perform its obligations under the Loan Documents.

     "Maturity Date" means the last Business Day of June, 2001.

     "Merrill Lynch Facility" means an existing WCMA loan facility with a principal balance of approximately $2,500,000.00 between SMX and Merrill Lynch.

     "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA which covers employees of the Borrower or any ERISA Affiliate.

     "Note" or "Notes" means one or more of the Term Loan Notes as the context requires.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Acquisitions" means an acquisition by the Borrower or any Subsidiary by merger, consolidation or by purchase of a voting majority of the stock or substantially all of the assets of another Person if all of the following conditions are met:

     (i) Such Person is engaged in substantially the same line of business or industry as the Borrower;

     (ii) The Agent and the Banks shall have received a certificate signed by the chief financial officer of the Borrower to the effect that (and including calculations indicating that) on a pro forma basis after giving effect to the acquisition, (i) all representations and warranties contained in the Loan Documents remain true, (ii) the Borrower will remain in compliance with all covenants contained in the Loan Documents, and (iii) no Event of Default has occurred and is continuing or will occur as a result of the consummation of such acquisition;

     (iii) The Agent and the Banks shall have received at least two (2) years of historical financial statements of such Person and a set of projections setting forth in reasonable detail the pro forma effect of such acquisition and showing compliance by the Borrower with all covenants set forth in Section 5.03 of this Agreement for the next succeeding four quarters; and


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     (iv) Such acquisition has been approved by the Board of Directors (or other
Person(s) performing similar functions) of each of the parties thereto prior to such acquisition.

     "Permitted Investments" means, (i) direct obligations of the United States of America or any governmental agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (ii) time certificates of deposit having a maturity of one year or less issued by any commercial bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000.00; (iii) money market mutual funds having assets in excess of $2,500,000,000; (iv) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investor Services, Inc. or Standard & Poor's Corporation, respectively; (v) foreign exchange contracts with BNY; (vi) treasury stock of the Borrower, or (vii) tax exempt securities rated Prime 2 or better by Moody's Investor Services, Inc. or A-1 or better by Standard & Poor's Corporation.

     "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or a federal, state or local government, or a political subdivision thereof or any agency of such government or subdivision.

     "Plan" means any employee benefit plan established, maintained, or to which contributions have been made by the Borrower or any ERISA Affiliate.

     "Prime Rate" means the prime commercial lending rate of the Agent as publicly announced to be in effect from time to time, each change in the Prime Rate to be effective, on the date such change is announced to be effective.

     "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

     "Required Banks" means, at any time, those Banks having, in the aggregate, sixty six and two-thirds (66 2/3%) percent of the outstanding principal amount of the Term Loans.

     "Regulation D" means Regulation D of the Board of Governors, as the same may be amended and in effect from time to time.

     "Regulation G" means Regulation G of the Board of Governors, as the same may be amended and in effect from time to time.


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     "Regulation  T" means  Regulation T of the Board of Governors,  as the same may be amended and in effect from time to time.

     "Regulation U" means Regulation U of the Board of Governors, as the same may be amended and in effect from time to time.

     "Regulation X" means Regulation X of the Board of Governors, as the same may be amended and in effect from time to time.

     "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

     "Subsidiary" means, as to any Person, any corporation, partnership, joint venture or other Person whether now existing or hereafter organized or acquired:
(i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of a partnership, limited liability company, joint venture or similar entity, of which a majority of the partnership, membership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries.

     "Tajima Agreement" means that certain distribution agreement dated as of February 21, 1991 among the Borrower, Tajima Industries, Ltd., Nomura Trading Co., Ltd. and Nomura (America) Corp., as same has been amended from time to time.

     "Term Loans" shall have the meaning assigned in Section 2.01 hereof.

     "Term Loan Notes" means the BNY Term Loan Note and any other Term Loan Note issued to a Bank which becomes one of the lending Banks under this Agreement. In the event that BNY is the only such lending Bank, the phrase "Term Loan Notes" shall mean the BNY Term Loan Note.

     SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     SECTION 1.03. Accounting Terms. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under GAAP.


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                                   ARTICLE II

                       AMOUNT AND TERMS OF THE TERMS LOANS

     SECTION 2.01. The Term Loans. The Banks hereby agree, severally but not jointly, on the date of this Agreement, and on the terms and conditions and in reliance upon the representations and warranties hereinafter set forth in this Agreement, to lend to the Borrower the principal amount of Seven Million Five Hundred Thousand ($7,500,000.00) Dollars, of which approximately Two Million Five Hundred Thousand ($2,500,000.00) Dollars shall be lent by the Banks on the date hereof (the "First Advance") and approximately Five Million ($5,000,000.00) Dollars shall be lent by the Banks within five (5) Business Days of the date hereof (the "Second Advance"), and the Borrower agrees to borrow such amounts from the Banks by executing and delivering to the Agent, for delivery to BNY, the BNY Term Loan Note. The Term Loans, or portions thereof, shall be Alternate Base Rate Loans or Eurodollar Loans (or a combination thereof) as the Borrower may request subject to and in accordance with Section 2.02 hereof. Each Bank may at its option make any Eurodollar Loan by causing a foreign branch or affiliate to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the Notes.

     SECTION 2.02. Notice of Term Loan Designations. (a) The Borrower may elect to designate the Term Loans (or a portion thereof) as an Alternate Base Rate Loan or a Eurodollar Loan by so specifying in the irrevocable notice given pursuant to this Section 2.02; provided, however, that each Eurodollar Loan requested of the Agent for any specific Interest Period shall be in the minimum principal amount of $500,000.00 and in minimum multiples of $100,000.00 thereafter.

     (b) The Borrower shall give the Agent irrevocable written, telex, telephonic (immediately confirmed in writing) or facsimile notice (i) at least two (2) Business Days' prior to each election to designate each Term Loan (or a portion thereof) as a Eurodollar Loan, and (ii) prior to 11:00 a.m. on the day of such Loan of each election to designate the Term Loans (or a portion thereof) as an Alternate Base Rate Loan, in each case specifying the date (which shall be a Business Day) thereof and the aggregate principal amount and, if any portion thereof is to consist of one or more Eurodollar Loans, the respective principal amounts and Interest Periods for each such Eurodollar Loan; provided that:

     (i) if the Borrower shall fail to specify the duration of an Interest Period with regard to any Eurodollar Loan in its notice, the Interest Period shall be for a period of one month; and

     (ii) if the Borrower shall fail to specify the type of Loan requested, the request shall be deemed to be a request for an Alternate Base Rate Loan.

     SECTION 2.03. Term Loan Notes. The Term Loans shall be evidenced by the Term Loan Notes. The Term Loan Notes shall be dated as of the date hereof and each of the Term Loan Notes shall mature on the Maturity Date at which time the entire outstanding principal balance and all interest thereon shall be due and payable. The Term Loan Notes shall be entitled to the benefits and subject to the provisions of this Agreement.

     SECTION 2.04. Repayment of Term Loan Notes. (a) The principal balance of the Term Loan Notes shall be payable in twenty (20) quarterly installments, due on the last Business Day of each calendar quarter thereafter beginning on September 30, 1996 and continuing on the last Business Day of each calendar quarter thereafter. Each of the first nineteen (19) such quarterly principal installments shall be in the amount of $375,000.00 and the final such quarterly principal installments shall be in an amount equal to the then outstanding principal balance of the Term Loan Notes.

     (b) In the event that Tajima gives notice to the Borrower of termination of the Tajima Agreement, the Borrower shall repay the outstanding principal balance of the Term Loan Notes over the shorter of (x) the remaining term of the Term Loan Notes as of the date of such notice, or (y) twelve (12) equal quarterly installments, commencing on the last Business Day of each calendar quarter beginning on the first such day after the date of such notice and continuing on the last Business Day of each calendar quarter thereafter.

     (c) All payments of installments on the Term Loan Notes shall be made to the Agent for the pro rata distributions to the Banks.

     SECTION 2.05. Payment of Interest on the Term Loan Notes. (a) In the case of an Alternate Base Rate Loan, interest shall be payable at a rate per annum equal to the Alternate Base Rate. Such interest shall be payable to the Agent, for the distribution to the Banks, on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Alternate Base Rate Loan, on each Interest Determination Date and on the Maturity Date. Any change in the rate of interest on the Term Loan Notes due to a change in the Alternate Base Rate shall take effect as of the date of such change in the Alternate Base Rate.

     (b) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Adjusted LIBOR Rate plus the LIBOR Applicable Margin.

     The LIBOR Applicable Margin shall be determined on the basis of the Borrower's Funded Debt to EBITDA Ratio, as calculated based on the Borrower's financial statements for its most recent fiscal quarter. This LIBOR Applicable Margin shall be determined as follows:

     (i) The initial LIBOR Applicable Margin shall be 100 basis points, and shall be applicable until delivery of the Borrower's financial statements for its fiscal quarter ending July 31, 1996 pursuant to Section 5.01(b) hereof (subject to increase in the event that the Borrower fails to deliver such statements as required below).

     Beginning with delivery of the Borrower's financial statements for the fiscal quarter ending July 31, 1996, and for each fiscal quarter thereafter.

     (x) If the Borrower's Funded Debt to EBITDA Ratio as of the end of such fiscal quarter is less than 1.25 to 1.00, the LIBOR Applicable Margin shall be 75 basis points.

     (y) If the Borrower's Funded Debt to EBITDA Ratio as of the end of such fiscal quarter is equal to or greater than 1.25 to 1.00 but less than 1.75 to 1.00, the LIBOR Applicable Margin shall be 100 basis points.

     (z) If the Borrower's Funded Debt to EBITDA Ratio as of the end of such fiscal quarter is equal to or greater than 1.75 to 1.00, the LIBOR Applicable Margin shall be 125 basis points.

     In the event that the Borrower fails to deliver any financial statements or the related certificate within five (5) days of the due date therefor set forth in Section 5.01(b)(i), (ii) or (iv) hereof, unless an Event of Default is declared as a result of such failure, the LIBOR Applicable Margin shall be 125 basis points until the Borrower delivers all required financial statements and certificates.

     Upon the occurrence and during the continuance of a Default or an Event of Default the LIBOR Applicable Margin may, as a result of changes in the Borrower's Funded Debt to EBITDA Ratio, increase but will not decrease.

     Such interest shall be payable to the Agent, for the pro rata distribution to the Banks on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Eurodollar Loan, on each Interest Determination Date and on the Maturity Date. The Agent shall determine the rate of interest applicable to each requested Eurodollar Loan for each Interest Period at 11:00 a.m., New York City time, or as soon as practicable thereafter, two (2) Business Days prior to the commencement of such Interest Period and shall notify the Borrower of the rate of interest so determined. Such determination shall be conclusive absent manifest error.

     SECTION 2.06. Conversion and Continuation of Loans. The Borrower shall have the right, at any time, on two (2) Business Days' prior irrevocable written notice to the

Agent (which notice, to be effective, must be received by the Agent not later than 10:00 a.m., New York City time, on the second (2nd) Business Day preceding the date of any continuation or conversion), (i) to continue any Eurodollar Loan or portion thereof into a subsequent Interest Period (subject to availability) or (ii) to convert an Alternate Base Rate Loan into a Eurodollar Loan (subject to availability), subject to the following:

     (a) no Event of Default shall have occurred and be continuing at the time of any proposed conversion or continuation;

     (b) in the case of a continuation or conversion of fewer than all Loans, the aggregate principal amount of each Eurodollar Loan continued or converted shall be in the minimum amount of $500,000.00 and in minimum multiples of $100,000.00 thereafter;

     (c) each continuation or conversion shall be effected by the Bank applying the proceeds of the new Loan to the Loan (or portion thereof) being continued or converted;

     (d) if the new Loan made as a result of a continuation or conversion shall be a Eurodollar Loan, the first Interest Period with respect thereto shall commence on the date of continuation or conversion;

     (e) each request for a Eurodollar Loan which shall fail to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month;

     (f) unless sufficient Alternate Base Rate Loans are outstanding or other Eurodollar Loans are outstanding with Interest Periods expiring prior to the next scheduled installment payment of the Term Loan Notes, and are sufficient to enable the Borrower to make such installment payments, any Eurodollar Loan, a portion of which is required to be repaid on any such installment payment date shall be automatically converted at the end of such Interest Period into an Alternate Base Rate Loan; and

     (g) in the event that the Borrower shall not give notice to continue a Eurodollar Loan as provided above, such Loan shall automatically be converted into an Alternate Base Rate Loan at the expiration of the then current Interest Period.

     SECTION 2.07. Use of Proceeds. The proceeds of the Term Loans shall be used by the Borrower solely for (i) the acquisition of SMX, and (ii) to repay in full the Merrill Lynch Facility. The proceeds of the First Advance shall be applied exclusively to the repayment in full the Merrill Lynch Facility and the proceeds of the Second Advance shall be applied exclusively to repayment of indebtedness of the Borrower to the principals of SMX incurred as a portion of the purchase price of SMX. No part of the proceeds of the Term Loans may be used for any purpose that directly or indirectly violates or is inconsistent with, the provisions of Regulation G, T, U or X.

     SECTION 2.08. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Alternate Base Rate Loan, in whole or in part, without premium or penalty on the same day on which telephonic notice is given to the Agent (immediately confirmed in writing) of such prepayment provided, however, that each such prepayment shall be on a Business Day and shall be in an aggregate principal amount which is an integral multiple of $500,000.00 for all Banks in the aggregate.

     (b) The Borrower shall have the right at any time and from time to time, subject to the provisions hereof and of Section 2.09, to prepay any Eurodollar Loan, in whole or in part, on three (3) Business Days prior irrevocable written notice to the Agent, provided, however, that such prepayment shall be in an aggregate principal amount which is an integral multiple of $500,000.00 for all Banks in the aggregate.

     (c) The notice of prepayment under this Section 2.08 shall set forth the prepayment date and the principal amount of the Loan being prepaid and shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Each prepayment under this Section 2.08 shall be applied first towards unpaid interest on the amount being prepaid and then towards the principal in whole or partial prepayment of Loans by the Borrower. In the absence of such specification, amounts being prepaid shall be applied to any Alternate Base Rate Loan then outstanding. Eurodollar Loans may be prepaid only in accordance with the provisions of paragraph (b) above. All partial prepayments of Loans shall be applied to installments of principal of the Term Loans in the inverse order of maturity. All principal payments or prepayments shall be made to the Agent for the pro rata distribution to the Banks.

     SECTION 2.09. Reimbursement by Borrower. (a) The Borrower shall pay to the Agent, for distributions and reimbursement on behalf of the Banks, upon the Agent's demand, for any loss incurred or to be incurred by any of the Banks (in such Bank's sole, reasonable determination) as a result of any prepayment or conversion (whether voluntarily or by acceleration) of any Eurodollar Loan other than on the last day of the Interest Period for such Loan, or if the Borrower fails to borrow the Eurodollar Loan (or is not able to borrow because of an Event of Default or for any other reason hereunder) after having given the irrevocable notice provided by Sections 2.02 or 2.06 of this Agreement. Such reimbursement shall include, but not be limited to, any loss, cost or expense incurred by any of the Banks in obtaining, liquidating or redeploying any funds used or to be used in making or maintaining the Eurodollar Loan.

     SECTION 2.10. Eurocurrency Reserve Requirement. It is understood that the cost to the Banks of making or maintaining Eurodollar Loans may fluctuate as a result of the applicability of, or change in, the Eurocurrency Reserve Requirement. The Borrower agrees to pay to the Agent on behalf of the Banks from time to time, as provided in Section

2.11 below, such amounts as shall be necessary to compensate each Bank for the portion of the cost of making or maintaining any Eurodollar Loans made by it resulting from any change in the Eurocurrency Reserve Requirement, it being understood that the rates of interest applicable to Eurodollar Loans hereunder have been determined on the basis of the Eurocurrency Reserve Requirement in effect at the time of determination of the Adjusted LIBOR Rate and that such rates do not reflect costs imposed on each Bank in connection with any change to the Eurocurrency Reserve Requirement. It is agreed that for purposes of this paragraph the Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D without benefit or credit of proration, exemptions or offsets which might otherwise be available to each Bank from time to time under Regulation D.

     SECTION 2.11. Increased Costs. If, after the date of this Agreement, the adoption of, or any change in, any applicable law, regulation, rule or directive, or any interpretation thereof by any authority charged with the administration or interpretation thereof:

     (i) subjects any Bank to any tax with respect to the Notes or on any amount paid or to be paid under or pursuant to this Agreement or the Notes (other than any tax measured by or based upon the overall net income of such Bank);

     (ii) changes the basis of taxation of payments to any Bank of any amounts payable hereunder (other than any tax measured by or based upon the overall net income of such Bank);

     (iii) imposes, modifies or deems applicable any reserve, capital adequacy or deposit requirements against any assets held by, deposits with or for the account of, or loans made by, any Bank; or

     (iv) imposes on the Agent or any Bank any other condition affecting the Notes or this Agreement; and the result of any of the foregoing is to increase the cost to the Agent or such Bank of maintaining this Agreement or making the Loans, or to reduce the amount of any payment (whether of principal, interest or otherwise) receivable by the Agent or such Bank or to require the Agent or such Bank to make any payment on or calculated by reference to the gross amount of any sum received by them, in each case by an amount which the Agent in its sole, reasonable judgment deems material, then and in any such case:

     (a) the Agent shall promptly advise the Borrower of such event, together with the date thereof, the amount of such increased cost or reduction or payment and the way in which such amount has been calculated; and

     (b) the Borrower shall pay to the Agent on behalf of such Bank,  within ten
(10) days after the advice referred to in subsection (a) hereinabove, such an amount or amounts as will compensate the Agent or such Bank for such additional cost, reduction or payment for so long as the same shall remain in effect.

     The determination of the Agent as to additional amounts payable pursuant to this Section 2.11 shall be conclusive evidence of such amounts absent manifest error and if made in good faith.

     SECTION 2.12. Capital Adequacy. If the Agent or either Bank shall have reasonably determined that, subsequent to the date hereof, any change in the applicability of any law, rule, regulation or guideline, or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or any lending office of such Bank) or such Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Borrower shall pay to the Agent on behalf of such Bank such additional amount or amounts as will reasonably compensate such Bank or its holding company for any such reduction suffered.

     SECTION 2.13. Change in Legality. (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if any change after the date hereof in law, rule, regulation, guideline or order, or in the interpretation thereof by any governmental authority charged with the administration thereof, shall make it unlawful for either of the Banks to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrower, the Agent on behalf of such Bank may:

     (i) declare that Eurodollar Loans will not thereafter be made hereunder, whereupon the Borrower shall be prohibited from requesting such Eurodollar Loans hereunder unless such declaration is subsequently withdrawn; and

     (ii) require that, subject to the provisions of Section 2.09, all outstanding Eurodollar Loans made by it be converted to an Alternate Base Rate Loan, whereupon all of such Eurodollar Loans shall be automatically converted to an Alternate Base Rate Loan as of the effective date of such notice as provided in paragraph (b) below.

     (b) For purposes of this Section 2.13, a notice to the Borrower by the Agent pursuant to paragraph (a) above shall be effective, for the purposes of paragraph (a) above, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then current Interest Period; otherwise, such notice shall be effective on the date of receipt by the Borrower.

     SECTION 2.14. Indemnity. The Borrower will indemnify the Agent and the Banks against any loss or expense which the Agent or the Banks may sustain or incur as a consequence of any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or the occurrence of any Event of Default, including but not limited to any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to affect or maintain such Loan or any part thereof. When claiming under this Section 2.14, the Agent shall provide to the Borrower a statement, signed by an officer of the Agent, explaining the amount of any such loss or expense (including the calculation of such amount), which statement shall, in the absence of manifest error, be conclusive with respect to the parties hereto.

     SECTION 2.15. Change in LIBOR; Availability of Rates. In the event, and on each occasion, that, on the day the interest rate for any Eurodollar Loan is to be determined, the Agent shall have determined (which determination, absent manifest error, shall be conclusive and binding upon the Borrower) that dollar deposits in the amount of the principal amount of the requested Eurodollar Loan are not generally available in the London interbank market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Banks of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period, such Eurodollar Loan shall be unavailable. The Agent shall, as soon as practicable thereafter, given written, telex or telephonic notice of such determination of unavailability to the Borrower. Any request by the Borrower for an unavailable Eurodollar Loan shall be deemed to have been a request for an Alternate Base Rate Loan. After such notice shall have been given and until the Agent shall have notified the Borrower that the circumstances giving rise to such unavailability no longer exist, each subsequent request for an unavailable Eurodollar Loan shall be deemed to be a request for an Alternate Base Rate Loan.

     SECTION 2.16. Authorization to Debit Borrower's Account. The Agent is hereby authorized to debit the Borrower's account maintained with the Agent for
(i) all scheduled payments of principal and/or interest under the Notes, (ii) the Agent's administrative fee, and (iii) all other amounts due hereunder; all such debits to be made on the days such payments are due in accordance with the terms hereof.

     SECTION 2.17. Late Charges, Default Interest. (a) If the Borrower shall default in the payment of any principal installment of or interest on any Loan or any other amount becoming due hereunder, the Borrower shall pay to the Agent for the pro rata distribution to the Banks, interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to two (2%) percent in excess of the interest rate otherwise in effect with respect to the type of Loan in connection with which the required payments have not been made.

     (b) Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay to the Agent, for the pro rata distribution to the Banks interest on all amounts owing under the Notes and this Agreement (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to two (2%) percent in excess of the interest rate otherwise in effect hereunder.

     SECTION 2.18. Payments. All payments by the Borrower hereunder or under the Notes shall be made in U.S. dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time on the date on which such payment shall be due. Interest on the Notes shall accrue from and including the date of each Loan to but excluding the date on which such Loan is paid in full or refinanced with a Loan of a different type.

     SECTION 2.19. Interest Adjustments. (a) If the provisions of this Agreement or the Notes would at any time otherwise require payment by the Borrower to any Bank of any amount of interest in excess of the maximum amount then permitted by applicable law the interest payments shall be reduced to the extent necessary so that such Bank shall not receive interest in excess of such maximum amount. To the extent that, pursuant to the foregoing sentence, the Agent shall receive interest payments on behalf of the Banks hereunder or under the Notes in an amount less than the amount otherwise provided, such deficit (hereinafter called the "Interest Deficit") will cumulate and will be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable to any Bank hereunder and under the Notes for any subsequent period shall be increased by such maximum amount of the Interest Deficit that may be so added without causing such Bank to receive interest in excess of the maximum amount then permitted by applicable law.

     (b) The amount of the Interest Deficit shall be treated as a prepayment penalty and paid in full at the time of any optional prepayment by the Borrower of all or any part of the Term Loans. The amount of the Interest Deficit relating to the Notes at the time of any complete payment of the Notes at that time outstanding (other than an optional prepayment thereof) shall be cancelled and not paid.

     SECTION 2.20. Participations, Etc. The Banks shall each have the right at any time, with or without notice to the Borrower, to sell, assign, transfer or negotiate all or any part of the Notes or grant participations therein to one or more banks (foreign or domestic, including an affiliate of the Bank), insurance companies or other financial institutions, pension funds or mutual funds. The Borrower and the Guarantors agree and consent to the Banks providing financial and other information regarding their business and operations to prospective purchasers or participants and further agree that to the extent that any Bank should sell, assign, transfer or negotiate all or any part of the Notes, such Bank shall be forever released and discharged from its obligations under the Notes and this Agreement to the extent same is sold, assigned, transferred or negotiated. The rights of the Banks under this Section 2.20 shall be subject to the provisions of Section 7.05 of this Agreement. Nothing herein or in Section
7.05 shall be construed as limiting the right of any Bank to pledge its Term Loan Note to a Federal Reserve Bank. Each Bank agrees that in the event that it provides financial or other information regarding the business of the Borrower or the Guarantors to prospective purchasers or participants, it will require that such information be held as confidential information by them on terms acceptable to such Bank in its reasonable discretion.

                                   ARTICLE III

                              CONDITIONS OF LENDING

     SECTION 3.01. Conditions Precedent to the Making of the Term Loans. The obligation of the Banks to make the Term Loans contemplated by this Agreement is subject to the condition precedent that the Agent shall have received from the Borrower and the Guarantors on or before the date of this Agreement the following, each dated such day, in form and substance satisfactory to the Agent and its counsel:

     (a) The BNY Term Loan Note, duly executed and payable to the order of BNY.

     (b) Certified (as of the date of this Agreement) copies of the resolutions of the Board of Directors of the Borrower authorizing the Loans and authorizing and approving this Agreement and the other Loan Documents and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Loan Documents.

     (c) Certified (as of the date of this Agreement) copies of the resolutions of the Boards of Directors and the shareholders of each of the Guarantors, authorizing and approving this Agreement, their Guaranties and any other Loan Document applicable to the Guarantors, and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, their Guaranties and the other Loan Documents.

     (d) A certificate of the Secretary or an Assistant Secretary (attested to by another officer) of the Borrower certifying: (i) the names and true signatures of the officer or officers of the Borrower authorized to sign this Agreement, the Notes and the other Loan Documents to be delivered hereunder on behalf of the Borrower; and (ii) a copy of the Borrower's by-laws as complete and correct on the date of this Agreement.

     (e) A Certificate of the Secretary or an Assistant Secretary (attested to by another officer) of each of the Guarantors certifying (i) the names and true signatures of the officer or officers of the Guarantors authorized to sign this Agreement, their Guaranties and any other Loan Documents to be delivered hereunder on behalf of the Guarantors; (ii) a copy of each of the Guarantors' by-laws as complete and correct on the date of this Agreement; and (iii) the stock ownership of each Guarantor.

     (f) Copies of the certificate of incorporation and all amendments thereto of the Borrower and the Guarantors certified in each case by the Secretary of State (or equivalent officer) of the state of incorporation of each of the Borrower and the Guarantors and a certificate of existence and good standing with respect to the Borrower and the Guarantors from the Secretary of State (or equivalent officer) of the state of incorporation of the Borrower and the Guarantors) and from the Secretary of State (or equivalent officer) of any state in which the Borrower or the Guarantors are authorized to do business.

     (g) An opinion of Ruskin, Moscou, Evans & Faltischek, P.C., counsel for the Borrower and the Guarantors as to certain matters referred to in Article IV hereof and as to such other matters as the Agent or its counsel may reasonably request.

     (h) From each of the Guarantors, an executed Guaranty.

     (i) From the Borrower, copies of all of the Borrower's credit agreements, loan agreements, indentures, mortgages and other documents relating to the extension of credit.

     (j) From the Borrower, a copy of the Tajima Agreement, together with an amendment thereto permitting the acquisition of SMX and the conducting by the Borrower of the business of SMX, including but not limited to the distribution of other brands of equipment distributed by SMX.

     (k) From the Borrower, a facility fee payable to the Agent.

     (l) From the Borrower, the Agent's fee.

     (m) The Agent and the Banks shall have completed their due diligence reviews of the Borrower, the results of which shall be satisfactory to the Agent and the Banks in their sole discretion.

     (n) From the Borrower, a copy of all contracts, documents and agreements relating to the acquisition of SMX, the review of which shall be satisfactory to the Agent in all respects, and evidence that except for the payment of the purchase price to be funded by the proceeds of the Term Loans, the acquisition of SMX has been completed.

     (o) The following statements shall be true and the Agent shall have received a certificate signed by the President or Chief Financial Officer of the Borrower and each Guarantor dated the date hereof, stating that:

     (a) The representations and warranties contained in Article IV of this Agreement and in the Guaranties are true and correct on and as of such date; and

     (b) No Default or Event of Default has occurred and is continuing, or would result from the making of the Term Loans.

     (p) All legal matters incident to this Agreement and the Loan transactions contemplated hereby shall be satisfactory to Cullen and Dykman, counsel to the Agent.

     (q) Receipt by the Agent of a certificate executed by the Borrower confirming that the acquisition of SMX has been completed and directing the Banks to fund the Term Loans in the manner herein set forth.

     (r) Receipt by the Agent of such other approvals, opinions or documents as the Agent or its counsel may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. Representations and Warranties. The Borrower and each of the Guarantors represent and warrant as follows:

     (a) On the date hereof, the only Subsidiaries of the Borrower or a Guarantor are those set forth on Schedule 4.01(a) annexed hereto, which Schedule accurately sets forth with respect to each such Subsidiary, its name and address, any other addresses at which it conducts business, its state of incorporation and each other jurisdiction in which it is qualified to do business and the identity and share holdings of its stockholders. Except as set forth on Schedule 4.01(a), all of the issued and outstanding shares of each Subsidiary which are owned by the Borrower or a Guarantor are owned by the Borrower or such Guarantor free and clear of any mortgage, pledge, lien or encumbrance. Except as set forth on Schedule 4.01(a), there are not outstanding any warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of common or capital stock or other equity interest of any Guarantor or any Subsidiary of a Guarantor, nor are there outstanding any securities which are convertible into or exchangeable for any shares of the common or capital stock of any Guarantor or any Subsidiary of a Guarantor.

     (b) The Borrower and the Guarantors are each corporations duly incorporated, validly existing and in good standing under the laws of the States of their respective incorporation and each has the corporate power to own their assets and to transact the business in which they are presently engaged and are duly qualified and are in good standing in such other jurisdictions where failure to qualify or otherwise maintain such standing could result in a Material Adverse Change in the Borrower and the Guarantors, taken as a whole.

     (c) The execution, delivery and performance by the Borrower and each Guarantor of the Loan Documents to which they are a party are within the Borrower's and the Guarantors' corporate power and have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrower or Guarantors; (ii) do not contravene the Borrower's or any of the Guarantors' certificates of incorporation, charters or by-laws; (iii) violate any provision of or any law, rule, regulation, contractual restriction, order, writ, judgment, injunction, or decree, determination or award binding on or affecting the Borrower or any Guarantor; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement, lease or instrument to which the Borrower or any Guarantor is a party or by which it or its properties may be bound or affected; and (v) result in, or require, the creation or imposition of any Lien (other than the Lien of the Loan Documents) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Guarantor.

     (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower or any Guarantor of any Loan Document to which it is a party, except authorizations, approvals, actions, notices or filings which have been obtained, taken or made, as the case may be.

     (e) The Loan Documents when delivered hereunder will have been duly executed and delivered on behalf of the Borrower and each Guarantor, as the case may be, and will be legal, valid and binding obligations of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower or such Guarantor in accordance with their respective terms.

     (f) The consolidated financial statements of the Borrower, the Guarantors and their respective Consolidated Affiliates for the fiscal year ended January 31, 1996, copies of which have been furnished to the Agent and the Banks, fairly present the financial condition of the Borrower and its Consolidated Affiliates as at such date and the results of operations of the Borrower and its Consolidated Affiliates for the period ended on such date, all in accordance with GAAP, and since such date there has been (i) no material increase in the liabilities of the Borrower and its Consolidated Affiliates and (ii) no Material Adverse Change in the Borrower and its Consolidated Affiliates.

     (g) INTENTIONALLY OMITTED.

     (h) There is no pending or threatened action, proceeding or investigation affecting the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor, before any court, governmental agency or arbitrator, which may either in one case or in the aggregate, result in a Material Adverse Change in the Borrower, any Guarantor or any such Subsidiary.

     (i) The Borrower and each Guarantor have filed all federal, state and local tax returns required to be filed and have paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties. The federal income tax liability of the Borrower and each Guarantor (other than SMX) has been finally determined and satisfied for all taxable years up to and including the taxable year ending January 31, 1996.

     (j) The Borrower, each Guarantor and each Subsidiary of the Borrower or each Guarantor possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and neither the Borrower, any Guarantor nor any such Subsidiary are in violation of any similar rights of others.

     (k) To the best of Borrower's knowledge after due inquiry, neither the Borrower nor the Guarantors are a party to any indenture, loan or credit agreement or any other agreement, lease or instrument or subject to any charter, corporate or partnership restriction which could result in a Material Adverse Change in the Borrower and Guarantors, taken as a whole. Neither the Borrower nor any Guarantor is in default in any respect in the performance, observance, or fulfillment of any of the obligations or covenants contained in any agreement or instrument material to its business.

     (l) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or in any other way which will cause the Borrower to violate the provisions of Regulations G, T, U or X.

     (m) No proceeds of any Loan will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934.

     (n) The Borrower, each Guarantor and each Subsidiary of the Borrower or a Guarantor are in all material respects in compliance with all federal and state laws and regulations in all jurisdictions where the failure to comply with such laws or regulations could result in a Material Adverse Change in the Borrower and the Guarantors, taken as a whole.

     (o) The Borrower, each Guarantor, each Subsidiary of the Borrower or a Guarantor and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower, any Guarantor, any Subsidiary of the Borrower or a Guarantor, nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; the Borrower, each Guarantor, each Subsidiary of the Borrower or a Guarantor and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan in accordance with the provisions of ERISA for calculating the potential liability of the Borrower, any Guarantor, any such Subsidiary or any ERISA Affiliate to PBGC or the Plan under Title IV of ERISA; and neither the Borrower, any Guarantor, any such Subsidiary nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

     (p) The Borrower, each Guarantor and each Subsidiary of the Borrower or a Guarantor are in compliance with all federal, state or local laws, ordinances, rules, egulations or policies governing Hazardous Materials and neither the Borrower, any Guarantor nor any such Subsidiary has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Borrower, any Guarantor or any such Subsidiary in any manner which violates federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and that to the best of the Borrower's, Guarantors' and such Subsidiaries' knowledge, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from or affecting such property in any manner which violates federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

     (q) The proceeds of the Term Loans shall be used exclusively for the purposes set forth in Section 2.07.

     (r) The properties and assets of the Borrower and the Guarantors are not subject to any Lien other than those described in Section 5.02(a) hereof.

     (s) Neither the business nor the properties of the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor are affected by any fire, explosion, accident, strike, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which could result in a Material Adverse Change in the Borrower and the Guarantors, taken as a whole.

     (t) The liability of the Guarantors as a result of the execution of their respective Guaranties and the execution of this Agreement shall not cause the liabilities (including contingent liabilities) of each of the Guarantors to exceed the fair saleable value of their respective assets.

     (u) The Guarantors acknowledge they have derived or expect to derive a financial or other advantage from the Loans obtained by the Borrower from the Bank.

     (v) Schedule 4.01(v) is a complete and correct list of all credit agreements,indentures, purchase agreements, guaranties, Capital Leases,and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any Guarantor are in any manner directly or contingently obligated, and the maximum principal or face amounts of the credit in question, outstanding or to be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

     SECTION 5.01. Affirmative Covenants. So long as any amount shall remain outstanding under either of the Term Loan Notes, the Borrower and each of the Guarantors will, unless Agent and the Required Banks shall otherwise consent in writing:

     (a) Compliance with Laws, Etc. Comply, and cause each Subsidiary of the Borrower or a Guarantor to comply, in all material respects with all applicable laws, rules, regulations and orders, where the failure to so comply could result in a Material Adverse Change in the Borrower, a Guarantor or any such Subsidiary.

     (b) Reporting Requirements. Furnish to the Agent and each of the Banks:

     (i) Annual Financial Statements.

     (1) As soon as available and in any event within ninety five (95) days after the end of each fiscal year of the Borrower, a copy of the audited consolidated financial statements of the Borrower and its Consolidated Affiliates for such year, including balance sheets with related statements of income and retained earnings and statements of cash flows, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year (the comparative form of such statements for the fiscal year ending January 31, 1997 may exclude SMX for the fiscal years ending January 31, 1995 and January 31, 1996), together with an unqualified opinion, prepared by Deloitte & Touche or such other independent certified public accountants selected by the Borrower and reasonably satisfactory to the Agent, all such financial statements to be prepared in accordance with GAAP,

     (2) As soon as available and in any event within ninety five (95) days after the end of each fiscal year of the Borrower, a copy of the consolidating financial statements of the Borrower and its Consolidated Affiliates for such year, including balance sheets with related statements of income and retained earnings and a statement of advances by the Borrower to HAPL, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, prepared by management of the Borrower, all such financial statements to be prepared in accordance with GAAP, and

     (3) As soon as available and in any event within ninety five (95) days after the end of each fiscal year of the Borrower, a copy of the consolidated financial statements of the Borrower and its Consolidated Affiliates (but excluding HAPL) for such year, including balance sheets with related statements of income and retained earnings and statements of cash flows, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, all such financial statements to be prepared by management of the Borrower in accordance with GAAP.

     (ii) Quarterly Financial Statements.

     (1) As soon as available and in any event within fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the consolidated financial statements of the Borrower and its Consolidated Affiliates for such quarter and for year to date, including a balance sheet with related statements of income and retained earnings and a statement of cash flows, all in reasonable detail and setting forth in comparative form the figures for the comparable quarter and comparable year to date period for the previous fiscal year, all such financial statements to be prepared by management of the Borrower in accordance with GAAP,

     (2) As soon as available and in any event within fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the consolidating financial statements of the Borrower and its Consolidated Affiliates, for such quarter and for year to date, including a balance sheet with related statements of income and retained earnings and a statement of advances by the Borrower to HAPL, all in reasonable detail and setting forth in comparative form the figures for the comparable quarter and comparable year to date period for the previous fiscal year, all such financial statements to be prepared by management of the Borrower in accordance with GAAP, and

     (3) As soon as available and in any event within fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the consolidated financial statements of the Borrower and its Consolidated Affiliates (but excluding HAPL) for such quarter and for year to date, including a balance sheet with related statements of income and retained earnings and a statement of cash flows, all in reasonable detail and setting forth in comparative form the figures for the comparable quarter and comparable year to date period for the previous fiscal year, all such financial statements to be prepared by management of the Borrower in accordance with GAAP.

     (iii) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to the Borrower or any Guarantor by independent certified public accountants in connection with examination of the financial statements of the Borrower and each Guarantor made by such accountants;

     (iv) Certificate of No Default. Simultaneously with the delivery of the financial statements referred to in Section 5.01(b)(i) and (ii), a certificate of the President or the Chief Financial Officer of the Borrower or Guarantor, as the case may be, (1) certifying that no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and (2) with computations demonstrating compliance with the covenants contained in Section 5.03.

     (v) Intentionally omitted.

     (vi) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor which, if determined adversely to the Borrower, any Guarantor or any such Subsidiary could result in a Material Adverse Change in the Borrower and the Guarantors, taken as a whole.

     (vii) Notice of Defaults and Events of Default. As soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto.

     (viii) ERISA Reports. Promptly after the filing or receiving thereof, copies of all reports, including annual reports, and notices which the Borrower any Guarantor and any Subsidiary of the Borrower or a Guarantor, files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible after the Borrower, any Guarantor or any such Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower, any Guarantor or any such Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower or such Guarantor will deliver to the Agent a certificate of the President or the Chief Financial Officer of the Borrower or such Guarantor setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrower or such Guarantor proposes to take with respect thereto;

     (ix) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Agent pursuant to any other clause of this
Section 5.01(b).

     (x) Proxy Statements, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower or any Guarantor sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower or any Guarantor files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

     (x) Notice of Termination of Tajima Agreement. Promptly upon receipt thereof, notice of the cancellation or suspension of the Tajima Agreement, and notice of the existence of any default or event of default thereunder.

     (xi) General Information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor as the Bank may from time to time reasonably request. (c) Taxes. Pay and discharge, and cause its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges upon it or them, its or their income and its or their properties prior to the dates on which penalties are attached thereto, unless and only to the extent that (i) such taxes shall be contested in good faith and by appropriate proceedings by the Borrower, any Guarantor or any such Subsidiary, as the case may be, and (ii) there be adequate reserves therefor in accordance with GAAP entered on the books of the Borrower, any Guarantor or any such Subsidiary.

     (d) Corporate Existence. Preserve and maintain, and cause its Subsidiaries to preserve and maintain, their corporate existence and good standing in the jurisdiction of their incorporation and the rights, privileges and franchises of the Borrower, each Guarantor and each such Subsidiary in each case where failure to so preserve or maintain could result in a Material Adverse Change in the Borrower and the Guarantors, taken as a whole.

     (e) Maintenance of Properties and Insurance. (i) Keep, and cause any Subsidiaries to keep, the respective properties and assets (tangible or intangible) that are useful and necessary in its business, in good working order and condition, reasonable wear and tear excepted; and (ii) maintain, and cause any Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning properties doing business in the same general areas in which the Borrower, any Guarantors and any such Subsidiaries operate.

     (f) Books of Record and Account. Keep and cause any Subsidiaries to keep, adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with GAAP, reflecting all financial transactions of the Borrower, the Guarantors, and any such Subsidiaries.

     (g) Visitation. At any reasonable time and upon reasonable notice, and from time to time, permit the Agent or any of the Banks or any agents or representatives thereof, to examine and make copies of and abstracts from the books and records of, and visit the properties of, the Borrower or any Guarantor and to discuss the affairs, finances and accounts of the Borrower or any Guarantor with any of the respective officers or directors of the Borrower or such Guarantor or the Borrower's or such Guarantor's independent accountants.

     (h) Performance and Compliance with Other Agreements. Perform and comply with each of the provisions of each and every agreement the failure to perform or comply with which could result in a Material Adverse Change in the Borrower and the Guarantors, taken as a whole.

     (i) Pension Funding. Comply with the following and cause each ERISA Affiliate of the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor to comply with the following:

     (i) engage solely in transactions which would not subject any of such entities to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in either case in an amount in excess of $25,000.00;

     (ii) make full payment when due of all amounts which, under the provisions of any Plan or ERISA, the Borrower, any Guarantor, any such Subsidiary or any ERISA Affiliate of any of same is required to pay as contributions thereto;

     (iii) all applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder, including but not limited to Section 412 thereof, and all applicable rules, regulations and interpretations of the Accounting Principles Board and the Financial Accounting Standards Board;

     (iv) not fail to make any payments in an aggregate amount greater than $25,000.00 to any Multiemployer Plan that the Borrower, any Guarantor, any such Subsidiary or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

     (v) not take any action regarding any Plan which could result in the occurrence of a Prohibited Transaction.

     (j) Licenses. Maintain at all times, and cause each Subsidiary to maintain at all times, all licenses or permits necessary to the conduct of its business or as may be required by any governmental agency or instrumentality thereof.

     (k) New Subsidiaries and Affiliates. Cause (X) any Subsidiary of the Borrower or any Guarantor, or (Y) any Affiliate of the Borrower or any Guarantor engaged in any of the businesses of Hirsch as set forth in Hirsch's initial public offering prospectus dated as of February 17, 1994 formed after the date of this Agreement, in each case to become a guarantor of all Debts and other obligations of the Borrower under this Agreement and to be a party to this Agreement.

     (l) HAPL Transactions. Cause HAPL to engage in loan transactions not exceeding the principal amount of $4,000,000.00 in the aggregate only with BNY or another financial institution, except for other transactions permitted by HAPL's existing agreement with Chemical Bank.

     (m) Agent's Administrative Fee. Pay to the Agent an annual administrative fee.

     SECTION 5.02. Negative Covenants. So long as any amount shall remain outstanding under the Term Loan Notes, neither the Borrower nor any of the Guarantors will, without the written consent of the Agent and the Required
Banks:

     (a) Liens, Etc. Create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

     (i) Liens in favor of the Banks;

     (ii) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

     (iii) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

     (iv) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation;

     (v) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

     (vi) Liens described in Schedule 5.02(a), provided that no such Liens shall be renewed, extended or refinanced;

     (vii) Judgment and other similar Liens arising in connection with court proceedings (other than those described in Section 6.01(f)), provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

     (viii) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the Borrower's or a Guarantor's occupation, use and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

     (ix) Purchase money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease, provided that:

     (1) Any property subject to any of the foregoing is acquired by the Borrower or any Guarantor in the ordinary course of its respective business and the Lien on any such property is created contemporaneously with such acquisition;

     (2) The obligation secured by any Lien so created, assumed, or existing shall not exceed one hundred (100%) percent of lesser of cost or fair market value of the property acquired as of the time of the Borrower or any Guarantor acquiring the same;

     (3) Each such Lien shall attach only to the property so acquired and fixed improvements thereon;

     (4) The Debt secured by all such Liens shall not exceed Two Million ($2,000,000.00) Dollars at any time outstanding in the aggregate; and

     (5) The  obligation  secured by such Lien is permitted by the provisions of
Section  5.02(b) and the related  expenditure  is permitted by the provisions of
Section 5.02(a); and

     (x) Liens constituting mortgages on real property in an aggregate principal amount of Five Million ($5,000,000.00) Dollars.

     (b) Debt. Create, incur, assume, or suffer to exist, any Debt, except:

     (i) Debt of the Borrower under this Agreement or the Notes;

     (ii) Debt described in Schedule 5.02(b), provided that no such Debt shall be renewed, extended or refinanced;

     (iii) Intentionally omitted;.

     (iv) Accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money), in each case incurred in the ordinary course of business and paid within the specified time, unless contested in good faith and by appropriate proceedings;

     (v) Debt in respect of letters of credit, deferred payment letters of credit and trade acceptances payable issued for the account of the Borrower or any Guarantor;

     (vi) Intentionally omitted;

     (vii) Debt of the Borrower or any Guarantor secured by purchase money Liens permitted by Section 5.02(a)(ix);

     (viii) Debt of HAPL to BNY or another financial institution in an aggregate principal amount of not greater than Four Million ($4,000,000.00) Dollars;

     (ix) Unsecured revolving credit or line of credit Debt of the Borrower to one or more financial institutions in the maximum aggregate principal amount of Twenty Million ($20,000,000.00) Dollars;

     (x) Unsecured Debt in connection with Permitted Acquisitions to sellers on terms and conditions reasonably satisfactory to the Agent and the Banks in an aggregate principal amount of not greater than Five Million ($5,000,000.00) Dollars; and

     (xi) Debt in connection with mortgage liens permitted pursuant to Section 5.02(a)(x) hereof.

     (xii) Debt to the principals of SMX incurred in connection with the acquisition of SMX in an aggregate principal amount of not greater than Eight Million Five Hundred Thousand ($8,500,000.00) Dollars, and which Debt is unsecured except for a Lien in the name "Sewing Machine Exchange, Inc." Such Debt shall be prepaid in part with the proceeds of the Second Advance within five (5) Business Days of the date hereof.

     (c) Lease Obligations. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any real or personal property, except (i) Capital Leases permitted by Section 5.02(a); (ii) leases existing on the date of this Agreement and any extensions or renewals thereof; and (iii) leases (other than Capital Leases) which do not in the aggregate require the Borrower or any Guarantor to make payments (including taxes, insurance, maintenance, and similar expenses which the Borrower or any Guarantor is required to pay under the terms of any lease) in any fiscal year of the Borrower in excess of $1,000,000.00.

     (d) Merger. Merge into, or consolidate with or into, or have merged into it, any Person (for the purpose of this subsection (d), the acquisition or sale by the Borrower or any

Guarantor by lease, purchase or otherwise, of all, or substantially all, of the common stock or the assets of any Person or of it shall be deemed a merger of such Person with the Borrower or any Guarantor) other than in connection with Permitted Acquisitions, provided that the total aggregate consideration for all Permitted Acquisitions shall not exceed $5,000,000.00 in the aggregate.

     (e) Sale of Assets, Etc. Sell, assign, transfer, lease or otherwise dispose of any of its assets, (including a saleleaseback transaction) with or without recourse, except for (i) inventory disposed of in the ordinary course of business; and (ii) the sale or other disposition of assets no longer used or useful in the conduct of its business, (iii) saleleaseback transactions which in the aggregate involve the sale of assets for total consideration of not greater than $2,000,000.00 Dollars, and (iv) leases sold by HAPL on a non-recourse basis.

     (f) Investments, Etc. Make any Investment other than Permitted Investments.

     (g) Transactions With Affiliates. Except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's, a Guarantor's or a Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower, or the Guarantor or the Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate.

     (h) Prepayment of Outstanding Debt. Pay, in whole or in part, any outstanding Debt of the Borrower or any Guarantor incurred by the Borrower or Guarantor in connection with any Permitted Acquisition (other than the acquisition of SMX), which by its terms is not then due and payable. Debt incurred in connection with the acquisition of SMX may be prepaid, in whole or in part, only if the Agent receives a Certificate of No Default in the form set forth in Section 5.01(b)(iv) hereof from the chief financial officer of the Borrower dated as of the date of the proposed prepayment.

     (i) Guarantees. Guaranty, or in any other way become directly or contingently obligated for any Debt of any other Person (including any agreements relating to working capital maintenance, take or pay contracts or similar arrangements) other than (i) the endorsement of negotiable instruments for deposit in the ordinary course of business; (ii) guarantees existing on the date hereof and set forth in Schedule 5.02(i) annexed hereto, or (iii) guarantees of Debt permitted hereunder.

     (j) Change of Business. Materially alter the nature of its business.

     (k) Fiscal Year. Change the ending date of its fiscal year from January 31.

     (l) Losses. Incur a net loss for any fiscal year.

     (m)  Accounting  Policies.   Change  any  accounting  policies,  except  as
permitted by GAAP.

     (n) Change of Tax Status. Change its tax reporting status as a C corporation.

     (o) Change in Ownership. Fail or cease to maintain the ownership by Paul Levine and Henry Arnberg, directly or indirectly, of a majority of such classes of voting stock of the Borrower and the Guarantors such as would enable the holder thereof to elect a majority of the members of the Board of Directors of the Borrower and each Guarantor.

     (p) Management. Fail to retain each of Henry Arnberg and Paul Levine in a reasonably active full time capacity in the management of the Borrower and Guarantors.

     (q) Hazardous Material. The Borrower, each Guarantor and each Subsidiary of the Borrower or a Guarantor shall not cause or permit any property owned or occupied by the Borrower, any Guarantor or any such Subsidiary to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations nor shall the Borrower, any Guarantor or any such Subsidiary cause or permit, as a result of any intentional or unintentional act or omission on the part of the Borrower, any Guarantor or any such Subsidiary or any tenant or subtenant, a release of Hazardous Materials onto any property owned or occupied by the Borrower, any Guarantor or any such Subsidiary or onto any other property. The Borrower, each Guarantor and each such Subsidiary shall not fail in all material respects to comply with all applicable federal, state and local laws, ordinances, rules and regulations, whenever and by whomever triggered, and shall not fail to obtain and comply with, any and all approvals, registrations or permits required thereunder. The Borrower and the Guarantors shall execute any documentation reasonably required by the Agent in connection with the representations, warranties and covenants contained in this paragraph and Section 4.01 of this Agreement.

     SECTION 5.03. Financial Requirements. So long as any amount shall remain outstanding under the Term Loan Notes:

     (a) Minimum Consolidated Tangible Net Worth. The Borrower and Guarantors will maintain at all times a Consolidated Tangible Net Worth ("TNW") of not less than the following, to be tested quarterly:


               Period                                        Minimum TNW

       Closing Date through
       and including 1/30/97                                 $19,500,000




        1/31/97 through and                                  Actual TNW at
        including 1/30/98                                    6/10/96 plus
                                                             $5,000,000

        1/31/98 through and                                  Actual TNW at
        including 1/30/99                                    6/10/96 plus
                                                             $10,000,000

        1/31/99 through and                                  Actual TNW at
        including 1/30/00                                    6/10/96 plus
                                                             $15,000,000

        1/31/00 and thereafter                               Actual TNW at
                                                             6/10/96 plus
                                                             $20,000,000


     (b) Consolidated Capital Expenditures. The Borrower, Guarantors and their respective Subsidiaries will not make Consolidated Capital Expenditures in excess of One Million ($1,000,000.00) Dollars in the aggregate during any fiscal year, provided that the Borrower and SMX may make Consolidated Capital Expenditures in excess of such amount solely for the purchase of a new building(s) or expansion of its existing building(s) in amounts not in excess of $5,000,000.00 in the aggregate.

     (c) Quick Asset Ratio. The Borrower and the Guarantors will at all times maintain on a consolidated basis a ratio of (1) the sum of (i) cash on hand or on deposit in banks, (ii) readily marketable securities issued by the United States, (iii) readily marketable commercial paper rated "A-2" by Standard and Poors Corporation (or similar rating by any similar organization which rates commercial paper), (iv) certificates of deposit or banker's acceptances issued by commercial banks of recognized standing operating in the United States, and
(v) account receivables to (2) current liabilities of not less than 0.75 to 1.0, such ratio to be tested quarterly.

     (d) Funded Debt to EBITDA Ratio. The Borrower and Guarantors will maintain at all times on a consolidated basis, a Funded Debt to EBITDA Ratio of not greater than the following:


                 Period                       Funded Debt to EBITDA Ratio


          Closing Date through                       2.25 to 1.0
          and including 1/30/98

          1/31/98 and thereafter                     2.00 to 1.0


     (e) Fixed Charge Coverage Ratio. The Borrower and Guarantors will maintain at all times on a consolidated basis a minimum Fixed Charge Coverage Ratio of not less than 3.50 to 1.0, calculated on a rolling four quarter basis, such ratio to be tested quarterly.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

     SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

     (a) The Borrower shall fail to pay any installment of principal of, or interest on, the Term Loan Notes when due or any fees or other amounts owed in connection with this Agreement; or

     (b) Any representation or warranty made by the Borrower or any Guarantor herein or in the Loan Documents or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

     (c) The Borrower or any Guarantor shall fail to perform any affirmative covenant contained in Section 5.01 hereof within twenty (20) calendar days of the date required thereunder, or shall fail to perform any other term, covenant, or agreement contained in this Agreement in any other Loan Document (other than the Notes) on its part to be performed or observed; or

     (d) The Borrower, any Guarantor, or any Subsidiary of the Borrower or a Guarantor shall fail to pay any Debt (excluding Debt evidenced by the Term Loan Notes) of the Borrower, any Guarantor or any such Subsidiary (as the case may
be), or any interest or premium thereon, when due (other than trade payables in the ordinary course of business of less than $250,000.00 in the aggregate) (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

     (e) The Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, any Guarantor or any such Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and if instituted against the Borrower, any Guarantor or any such Subsidiary shall remain undismissed for a period of 90 days; or the Borrower, any Guarantor or any such Subsidiary shall take any action to authorize any of the actions set forth above in this subsection (e); or

     (f) Any judgment or order or combination of judgments or orders for the payment of money, in excess of $500,000.00 in the aggregate, which sum shall not be subject to full, complete and effective insurance coverage, shall be rendered against the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (g) Any Guarantor shall fail to perform or observe any term or provision of its Guaranty or any representation or warranty made by any Guarantor (or any of its officers or partners) in connection with such Guarantor's Guaranty shall prove to have been incorrect in any material respect when made; or

     (h) Any of the following events occur or exist with respect to the Borrower, any Guarantor, any Subsidiary of the Borrower or a Guarantor, or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution of the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Agent subject the Borrower, any Guarantor, any such Subsidiary or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceeds or may exceed Five Hundred Thousand ($500,000.00) Dollars.

     (i) This Agreement or any other Loan Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect in all material respects or shall be declared to be null and void, or the validity or enforceability of any document or instrument delivered pursuant to this Agreement shall be contested by the Borrower, any Guarantor or any party to such document or instrument or the Borrower, any

Guarantor or any party to such document or instrument shall deny that it has any or further liability or obligation under any such document or instrument; or

     (j) An event of default specified in any Loan Document other than this Agreement shall have occurred and be continuing.

     SECTION 6.02. Remedies on Default. Upon the occurrence and continuance of an Event of Default the Agent may by notice to the Borrower (i) declare the Term Loan Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Term Loan Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (ii) proceed to enforce its rights whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement or any Loan Document, or in aid of the exercise of any power granted in either this Agreement or any Loan Document or proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of its rights, or proceed to enforce any other legal or equitable right which the Agent or the Banks may have by reason of the occurrence of any Event of Default hereunder or under any Loan Document, provided, however, upon the occurrence of an Event of Default referred to in Section 6.01(e), the Term Loan Notes, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. Any amounts collected pursuant to action taken under this Section 6.02 shall be applied to the payment of, first, any costs incurred by the Agent in taking such action, including but without limitation attorneys fees and expenses, second, to payment of the accrued interest on the Term Loan Notes and third, to payment of the unpaid principal of the Term Loan Notes.

     SECTION 6.03. Remedies Cumulative. No remedy conferred upon or reserved to the Agent or the Banks hereunder or in any Loan Document is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or any Loan Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Agent or the Banks to exercise any remedy reserved in this Article VI, it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Agreement or in any Loan Document.

                                    ARTICLE 7

                  THE AGENT; RELATIONS AMONG BANKS AND BORROWER

     SECTION 7.01. Appointment, Powers and Immunities of Agent. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document, and shall not by reason of this Agreement be a trustee or fiduciary for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower or the Guarantors, or any officer or official of the Borrower or Guarantors, or any of them, or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, except as explicitly provided herein, or for the failure by the Borrower, the Guarantors, or any of them to perform any of their or its respective obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Except as otherwise explicitly provided herein, neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible to any Bank for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or wilful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Agent with respect to the Agent's services hereunder.

     SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent with reasonable care. The Agent may deem and treat each Bank as the holder of the Loans made by it for all purposes hereof unless and until a notice of the permitted transfer thereof satisfactory to, the Agent signed by such Bank shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

     SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans) unless the Agent has actual knowledge of any Default or Event of Default or has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of, or otherwise has actual knowledge of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 7.08) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

     SECTION 7.04. Rights of Agent as a Bank. With respect to the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The Agent or any Bank and their respective Affiliates may (without having to account therefor to any other Bank except as otherwise expressly provided in this Agreement) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrower, the Guarantors or any of them (and any of their Affiliates); provided that no payment or lien priority shall be given to the Agent or to any Bank for any other transaction without the express written approval of all of the other Banks. In the case of BNY, it may do so as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower, the Guarantors or any of them for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Agent or a Bank or any of their respective Affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrower, the Guarantors, their Affiliates and such other Persons, neither the Agent nor such Bank shall have any duty to the other Banks or the Agent to disclose such information to the other Banks or the Agent except as otherwise provided herein with respect to the occurrence of an Event of Default.

     SECTION 7.05. Indemnification of Agent. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 8.04 or under the applicable provisions of any other Loan Document, but without limiting the obligations of the Borrower and Guarantors under Section 8.04 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Banks (without giving effect to any participation, in all or any portion of such Loans, sold by them to any other Person), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower and Guarantors are obligated to pay under Section
8.04 or under the applicable provisions of any other Loan Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incidental to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the party to be indemnified.

     SECTION 7.06. Documents. It is the responsibility of the Borrower to forward to each Bank, on or before the due dates set forth herein, a copy of each report, notice or other document required by this Agreement or any other Loan Document to be delivered to the Agent. The Agent is not responsible for forwarding such information to the Banks.

     SECTION 7.07. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, the Guarantors and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or Guarantors of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower, the Guarantors or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to any other Bank to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower, the Guarantors or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or of its Affiliates. The Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to any Person.

     SECTION 7.08. Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 7.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     SECTION 7.09. Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has an office in New York, New York. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a Successor Agent promptly so notify the Borrower, the Guarantors and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     SECTION 7.10. Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties hereunder or thereunder unless it shall have given its prior written consent thereto.

     SECTION 7.11. Liability of Agent. The Agent shall not have any liabilities or responsibilities to the Borrower, the Guarantors or any of them on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Borrower, the Guarantors or any of them to perform their or its obligations hereunder or under any other Loan Document.

     SECTION 7.12. Transfer of Agency Function. Without the consent of the Borrower, the Guarantors or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Borrower, the Guarantors and the Banks thereof.

     SECTION 7.13. Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan until such Bank shall have furnished to the Agent the requested form, certification, statement or document.

     SECTION 7.14. Several Obligations and Rights of Banks. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank.

     SECTION 7.15. Pro Rata Treatment of Loans, Etc. Except to the extent otherwise provided, each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period shall be made to the Agent for the account of the Banks holding Loans of such type and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Loans of such Interest Period held by such Banks.

     SECTION 7.16. Sharing of Payments Among Banks. If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means, it shall share such payment with the other Banks and the amount of such payment shall be applied to reduce the Loans of all the Banks pro rata in accordance with the unpaid principal on the Loans held by each of them, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Banks shall make appropriate adjustments among themselves if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation (or direct interest) in the loans made by the other Banks may exercise all rights of set off, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower. Notwithstanding the foregoing or any other provision of this Agreement, no right or remedy of any Bank relating to any assets of the Borrower (including real property, improvements or fixtures) not covered by this Agreement or the Loan Documents shall in any way be affected by this Agreement or otherwise with respect to any other indebtedness of the Borrower to any of the Banks.

     SECTION 7.17. Nonreceipt of Funds by Agent. Unless the Agent shall have received notice from a Bank prior to the date on which such Bank is to provide funds to the Agent for a Loan to be made by such Bank that such Bank will not make available to the Agent such funds, the Agent may assume that such Bank has made such funds available to the Agent on the date of such Loan, and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such funds available to the Agent, such Bank agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Prime Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan for purposes of this Agreement. If such Bank does not pay such corresponding amount forthwith upon Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the rate of interest applicable at the time to such proposed Loan.

     Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Prime Rate.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.01. Amendments. Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Guarantors, the Agent and the Banks, and any provision of this Agreement may be waived by the Borrower (if such provision requires performance by the Agent or the Banks) or by the Agent acting with the consent of the Required Banks (if such provision requires performance by the Borrower); provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (a) increase or extend the term of the Loans, (b) extend the date fixed for the payment of principal of or interest on any Loan, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) alter the terms of this Section 8.01, (e) amend the definition of the term "Required Banks", (f) change the fees payable to any Bank except as otherwise provided herein, (g) permit the Borrower to transfer or assign any of its obligations hereunder or under the Loan Documents, (h) amend the provisions of Article 7 hereof, or (i) give any payment priority to any Person (including any of the Banks) over amounts due in connection with the Loans. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed via certified mail, telegraphed, sent by overnight mail delivery service, sent by facsimile or delivered, if to the Borrower or any Guarantor, at the address of the Borrower or Guarantor, as the case may be, set forth at the beginning of this Agreement with a copy to Irvin Brum, Esq., Ruskin, Moscou, Evans & Faltischek, P.C., 170 Old Country Road, Mineola, New York 11501 and if to the Agent or any Bank, at the address of the Agent or such Bank set forth at the beginning of this Agreement to the attention of Hirsch International Corp. Account Officer, or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this Section 8.02 to the other parties. All such notices and communications shall be effective when mailed, telegraphed or delivered, except that notices to the Bank shall not be effective until received by the Bank.

     SECTION 8.03. No Waiver, Remedies. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right, power or remedy under any Loan Document, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise

Of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.04. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Agent and the Banks in connection with the preparation, execution, delivery and administration of this Agreement, the Term Loan Notes and any other Loan Documents, including, without limitation, the reasonable fees and expenses of counsel for the Agent and the Banks with respect thereto and with respect to advising the Banks as to their respective rights and responsibilities under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement, the Term Loan Notes and any other Loan Documents. The Borrower shall at all times protect, indemnify, defend and save harmless the Agent and the Banks from and against any and all claims, actions, suits and other legal proceedings, and liabilities, obligations, losses, damages, penalties, judgments, costs, expenses or disbursements which the Agent or the Banks may, at any time, sustain or incur by reason of or in consequence of or arising out of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. The Borrower acknowledges that it is the intention of the parties hereto that this Agreement shall be construed and applied to protect and indemnify the Agent and the Banks against any and all risks involved in the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent or any Bank's gross negligence or willful misconduct. The provisions of this Section 8.04 shall survive the payment of the Notes and the termination of this Agreement.

     SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the declaration of the making of the Term Loan Notes due and payable pursuant to the provisions of Section 6.02, the Banks each are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Banks to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of the Borrower or any Guarantor now or hereafter existing under this Agreement and the Term Loan Notes, irrespective of whether or not the Agent or the Banks shall have made any demand under this Agreement or the Term Loan Notes and although such obligations may be unmatured. The rights of the Banks under this Section are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which the Agent and the Banks may have.

     SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantors, the Agent and the Banks and thereafter it shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agent and the Banks and their respective successors and assigns, except that neither the Borrower nor any Guarantor shall have any right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Banks.

     SECTION 8.07. Further Assurances. The Borrower and each Guarantor agree at any time and from time to time at its expense, upon request of the Agent, the Banks or their respective counsel, to promptly execute, deliver, or obtain or cause to be executed, delivered or obtained any and all further instruments and documents and to take or cause to be taken all such other action the Agent or any Bank may deem desirable in obtaining the full benefits of this Agreement.

     SECTION 8.08. Section Headings, Severability, Entire Agreement. Section and subsection headings have been inserted herein for convenience only and shall not be construed as part of this Agreement. Every provision of this Agreement and each Loan Document is intended to be severable; if any term or provision of this Agreement, any Loan Document, or any other document delivered in connection herewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All exhibits and schedules to this Agreement shall be annexed hereto and shall be deemed to be part of this Agreement. This Agreement and the exhibits and schedules attached hereto embody the entire Agreement and understanding between the Borrower, the Guarantors, the Agent and the Banks and supersede all prior agreements and understandings relating to the subject matter hereof.

     SECTION 8.09. Governing Law. This Agreement, the Term Loan Notes and all other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 8.10. Waiver of Jury Trial. The Borrower, each Guarantor, the Agent and the Banks waive all rights to trial by jury on any cause of action directly or indirectly involving the terms, covenants or conditions of this Agreement or any Loan Document.

     SECTION 8.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BANK OF NEW YORK, as Agent

By: \s\ Adam Ostrach
- ------------------------------
   Adam Ostrach
   Vice President

THE BANK OF NEW YORK

By: \s\ Adam Ostrach
- ------------------------------
   Adam Ostrach
   Vice President

HIRSCH INTERNATIONAL CORP.

By: \s\ Henry Arnberg
- -------------------------------
   Henry Arnberg
   President

PULSE MICROSYSTEMS, LTD.

By: \s\ Kenneth Shifrin
- ------------------------------
   Kenneth Shifrin
   Vice President

HAPL LEASING CO., INC.

By: \s\ Henry Arnberg
- -------------------------------
   Henry Arnberg
   President

SEWING MACHINE EXCHANGE, INC.

By: \s\ Henry Arnberg

- -------------------------------
   Henry Arnberg
   President

                                SCHEDULE 4.01(a)

                                                 STATE OF
                                              INCORPORATION
                                            AND EACH STATE IN                        IDENTIFY AND
                                               WHICH IT IS                           PERCENTAGE OF
              SUBSIDIARY'S NAME              QUALIFIED TO DO                       OWNERSHIP OF EACH
                 AND ADDRESS                     BUSINESS                             SHAREHOLDER



Pulse Microsystems Ltd.                        June 11, 1982                        Borrower - 100%
2660 Meadowvale Boulevard,                     Canada
 Unit No. 10
Mississauga, Ontario
Canada L5N 6M6

HAPL Leasing Co., Inc.                         April 19, 1990                       Borrower - 100%
200 Wireless Boulevard                         New York
Hauppauge, NY  11757

Sewing Machine Exchange, Inc.                  August 2, 1965                       Borrower - 100%
1840 South Michigan Avenue                     Illinois
Chicago, IL  60616                             Minnesota
                                               Missouri
                                               Michigan
                                               Ohio



                                SCHEDULE 4.01 (v)





                                                           Nature of                  Amount of                 Liens Securing
         Creditor                 Borrower                 Agreement                   Credit                       Credit



Chemical Bank                      Hirsch         Mortgage*                    $1,955,000                By Building and
                                                                                                         related
                                                                                                         improvements
                                                                                                         thereon

Chemical Bank                       HAPL          Revolving Credit             $0 outstanding            Line on substantially
                                                  Facility**                   ($4,000,000               all of HAPL's
                                                                               available)                assets; see filed
                                                                                                         UCC-1's

Bank of New York                   Hirsch         Line Letter                  $9,140,000                unsecured
                                letters of credit
                                  ($15,000,000
                                   available)

Chemical Bank                      Hirsch         Line Letter                  $0 outstanding            unsecured
                                                                               $$15,000,000
                                                                               available)

Mitsubishi                           SMX          Finances purchases           approximately             purchase money
Electronics                                       of sewing                    $38,000                   security interest; see
America, Inc.                                     machines and part            outstanding (no           filed UCC-3s
                                    more than
                                  $50,000 to be
                                  outstanding)

Bankers Leasing                      SMX          approximately                approximately             purchase money
Association                                       $25,000                      $25,000                   security interest and
                                                  outstanding                  outstanding               line on substantially
                                                                                                         all of SMX's assets;
                                                                                                         see filed UCC-1s




*Guaranteed by all Subsidiaries
**Guaranteed by Borrower and all other Subsidiaries

                                SCHEDULE 5.02(a)



                              See Schedule 4.01(v)

                                SCHEDULE 5.02(b)



                              See Schedule 4.01(v)

                                SCHEDULE 5.02(i)



                              See Schedule 4.01(v)

                                    EXHIBIT A

                               BNY TERM LOAN NOTE

                                                         Garden City, New York
$7,500,000.00                                                    June 10, 1996


     FOR VALUE RECEIVED, HIRSCH INTERNATIONAL CORP., a Delaware corporation, having its principal place of business at 200 Wireless Blvd., Hauppauge, New York 11788 (the "Borrower") promises to pay to the order of THE BANK OF NEW YORK ("Bank") at its office located at 1100 Old Country Road, Hauppauge, New York 11788, the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND ($7,500,000.00) DOLLARS, or so much as has been advanced pursuant to the Agreement (as hereinafter defined) in twenty (20) quarterly principal installments, each of the first nineteen (19) such installments being in the principal amount of THREE HUNDRED SEVENTY FIVE THOUSAND ($375,000.00) DOLLARS, commencing on the last Business Day of September, 1996, and continuing quarterly thereafter until the Maturity Date, when any remaining principal amount shall be due and payable.

     In the event that Tajima gives notice to the Borrower of termination of the Tajima Agreement, the Borrower shall repay the outstanding principal balance of this Term Loan Note over the shorter of (x) the remaining term of this Term Loan Note as of the date of such notice, or (y) twelve (12) equal quarterly installments, commencing on the last Business Day of each quarter beginning on the first such day after the date of such notice and continuing on the last Business Day of each calendar quarter thereafter.

     The Borrower shall pay interest on the unpaid balance of this Note from time to time outstanding at said office, at the rates of interest, at the times and for the periods as set forth in the Agreement (as defined below).

     All payments including prepayments on this Term Loan Note shall be made in lawful money of the United States of America in immediately available funds. Except as otherwise provided in the Agreement, if a payment becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

     This Term Loan Note is the term loan note referred to in that certain Loan Agreement among Borrower, certain Guarantors, the Agent and the Banks of even date herewith (the "Agreement"), as such Agreement may be further amended from time to time, and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in said

Agreement. All capitalized terms used in this Term Loan Note and not defined herein shall have the meanings given them in the Agreement.

     If any action or proceeding be commenced to collect this Term Loan Note or enforce any of its provisions, Borrower further agrees to pay all costs and expenses of such action or proceeding and reasonable attorneys' fees and expenses and further expressly waives any and every right to interpose any counterclaim (other than a compulsory counterclaim) in any such action or proceeding. Borrower hereby submits to the jurisdiction of the Supreme Court of the State of New York and agrees with Bank that personal jurisdiction over Borrower shall rest with the Supreme Court of the State of New York for purposes of any action on or related to this Term Loan Note, the liabilities, or the enforcement of either or all of the same. Borrower hereby waives personal service by manual delivery and agrees that service of process may be made by post-paid certified mail directed to Borrower at Borrower's address designated in the Agreement or at such other address as may be designated in writing by Borrower to Bank in accordance with Section 8.02 of the Agreement, and that upon mailing of such process such service be effective with the same effect as though personally served. Borrower hereby expressly waives any and every right to a trial by jury in any action on or related to this Term Loan Note, the liabilities or the enforcement of either or all of the same.

     Bank may transfer this Term Loan Note and may deliver the security or any part thereof to the transferee or transferees, who shall thereupon become vested with all the powers and rights above given to Bank in respect thereto, and Bank shall thereafter be forever relieved and fully discharged from any liability or responsibility in the matter. The failure of any holder of this Term Loan Note to insist upon strict performance of each and/or all of the terms and conditions hereof shall not be construed or deemed to be a waiver of any such term or condition.

     Borrower and all endorsers and Guarantors hereof waive presentment and demand for payment, notice of non-payment, protest, and notice of protest.

     This Term Loan Note shall be construed in accordance with and governed by the laws of the State of New York.


                           HIRSCH INTERNATIONAL CORP.


                      BY:  \s\ Henry Arnberg
                           --------------------------
                           Henry Arnberg
                           President